UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  May 16, 2013

TRUE RELIGION APPAREL, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51483	98-0352633
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2263 East Vernon Avenue
Vernon, California 90058
(Address of Principal Executive Offices, Zip Code)

(323) 266-3072
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01         Other Events.

On May 16, 2013, True Religion Apparel, Inc., a Delaware corporation (“True Religion” or the “Company”), issued a press release, a copy of which is furnished as Exhibit 99.1, announcing that the Company’s board of directors has cancelled the 2013 Annual Meeting of Stockholders previously scheduled for May 22, 2013.

On May 10, 2013, we announced that we have entered into a definitive merger agreement with TowerBrook Capital Partners L.P. (“TowerBrook”), the New York and London-based investment management firm, pursuant to which TowerBrook will acquire all of the outstanding shares of True Religion common stock.  The merger is subject to approval from our stockholders, regulatory approvals and other customary closing conditions. We will publicly announce the date and time of the stockholders’ meeting to vote upon the merger agreement once it is determined by our board of directors.

Item 9.01        Financial Statements and Exhibits.

99.1           Press Release, dated May 16, 2013, of True Religion Apparel, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 16, 2013                                                                         TRUE RELIGION APPAREL, INC.

 By:           /s/ Peter F. Collins
 Name:      Peter F. Collins
 Title:        Chief Financial Officer

INDEX TO EXHIBITS

99.1           Press Release, dated May 16, 2013, of True Religion Apparel, Inc.